Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Surf Air Mobility Inc. of our report dated April 13, 2023 relating to the financial statements of Surf Air Global Limited, which appears in Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-272403) of Surf Air Mobility Inc.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

July 26, 2023